SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 14, 2007

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 14, 2007, M. David Kornblatt was elected Senior Vice President and Chief Financial Officer of the registrant, reporting directly to Richard C. Ill, President and Chief Executive Officer of the registrant.

Immediately prior to joining the registrant, Mr. Kornblatt, age 47, served as Senior Vice President - Finance and Chief Financial Officer at Carpenter Technology Corporation, a manufacturer and distributor of specialty alloys and various engineered products.  From 2003 to 2005, he was Vice President and Chief Financial Officer at York International, prior to its acquisition by Johnson Controls in December 2005.  Before that, Mr. Kornblatt was the Director of Taxes-Europe for The Gillette Company in London, England for three years.  Mr. Kornblatt is a Certified Public Accountant and holds a bachelor’s degree in accounting from Drexel University.

Mr. Kornblatt’s compensation and benefits will include the following:

•                  Annual base salary of $380,000.

•                  Signing bonus of $90,000.

•                  Fiscal year cash bonus opportunity of between 60% and 120% of his annual salary for the applicable fiscal year, based on the registrant’s performance; provided that a minimum cash bonus of $100,000 will be guaranteed for fiscal 2008 and fiscal 2009.

•                  A non-performance-based grant of 12,000 restricted shares of the registrant’s common stock pursuant to the registrant’s 2004 Stock Incentive Plan, vesting in four annual installments of 3,000 shares each on the third, fourth, fifth and sixth anniversaries of the date of grant.  The grant provides for acceleration of vesting in the event of a change of control (as defined in the 2004 Stock Incentive Plan).

•                  A grant of performance-based restricted stock having a value consistent with program parameters approved by the registrant’s Compensation and Management Development Committee.

•                  Upon the approval of the registrant’s Board of Directors or the Compensation and Management Development Committee, participation in the registrant’s supplemental executive retirement program once program review is complete.

•                  Relocation and temporary living expenses as approved by the registrant’s President and Chief Executive Officer.

•                  An annual allowance for tax preparation fees.

In addition, Mr. Kornblatt and the registrant will negotiate and enter into an agreement providing that, in the event of a change of control (as such term will be defined by mutual agreement), Mr. Kornblatt will receive an amount equal to three times the amount of his annual salary and bonus, increased as necessary to yield Mr. Kornblatt, after payment of applicable federal and state taxes, a net amount equal to three times the amount of his annual salary and bonus.

Mr. Kornblatt will also receive other benefits generally available to the registrant’s employees, which may be modified or changed in the future to meet changing business needs.

Mr. Kornblatt’s employment with the registrant will not be for any set term and may be modified by mutual agreement or terminated by either Mr. Kornblatt or the registrant at any time.  The at-will nature of Mr. Kornblatt’s employment can be modified only in a writing signed by him and the registrant.

Item 9.01                Financial Statements and Exhibits.

(c)                                  Exhibits.

Number	Description of Document
99.1	Restricted Stock Award Agreement for M. David Kornblatt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2007		TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

TRIUMPH GROUP, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description
99.1	Restricted Stock Award Agreement for M. David Kornblatt.